Exhibit 99.1

NUTRISYSTEM, INC. REPORTS RESULTS FOR

FIRST QUARTER 2007

  Reports Q1 Revenues of $238 Million and EPS of $1.04

  Raises Guidance for Full Year 2007; Expects EPS of $3.34 to $3.46 for 2007

Horsham, PA - April 25, 2007-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced results for the first quarter ended March 31, 2007, including:

  An increase in revenues of 62% to $238,360,000 in the first quarter of 2007 compared to $146,751,000 in revenues in the first quarter of 2006;
  Growth in operating income to $59,610,000 (25.0% of revenues) in the first quarter of 2007 compared to $35,179,000 (24.0% of revenues) in the first quarter of 2006; and
  An increase in net income of 70% to $37,867,000 or $1.04 per diluted share in the first quarter of 2007 compared to net income of $22,335,000 or $0.60 per diluted share in the first quarter of 2006.

"The solid growth of our core women's market and continued strength of the men's market allowed us to achieve record earnings," said Michael J. Hagan, Chairman, President and Chief Executive Officer. "In addition, an integral part of our first quarter has been the ongoing expansion of our pool of ex-customers and their desire to return to NutriSystem for weight management services. The operating margin expansion we saw in the first quarter was partially due to the growth in revenue from ex-customers," continued Mr. Hagan.

Direct channel revenues reached $217,859,000 in the first quarter of 2007, a 64% increase over the same period in 2006. The Company added approximately 358,000 Direct channel new customers, a 52% increase from approximately 235,000 new customers in the first quarter of 2006.

"Our customer economics are strong and getting stronger," said James D. Brown, Executive Vice President and Chief Financial Officer.  "Compared to the first quarter of last year, revenue per customer in the initial diet cycle, gross margin and the value per customer net of food and customer acquisition costs all increased. We also expect that reactivation revenue (revenue from customers more than nine months removed from their first purchase) will be about $93 million in the aggregate in 2007 compared to $38 million in 2006."

"The business continues to generate substantial operating cash flow," continued Mr. Brown.  "We deployed $76 million in the first quarter to repurchase 1.7 million shares of common stock, and funded most of the buyback with net cash from operations of $66 million."

Second Quarter and Revised Full Year 2007 Outlook

For the second quarter of 2007, the Company estimates that revenues will be between $190 and $200 million, an increase of at least 43% year over year. Diluted earnings per share are expected to be between $0.82 and $0.86, an increase of at least 55%. Further, the Company expects to add at least 210,000 new Direct channel customers in the second quarter of 2007. The Company now expects full year 2007 revenues will be between $790 million and $805 million. 2007 diluted earnings per share are expected to be between $3.34 and $3.46 per share. This guidance does not reflect the effect of any potential future stock repurchases.

"2007 is shaping up to be a very good year for us. Our 2007 strategy is to focus on three areas: profitable new customer growth across all market segments - women, men, and seniors; continue to improve retention and reactivation efforts; and invest in product areas such as our new 2008 weight loss program that advance customer health while growing the lifelong value of each customer," commented Mr. Hagan.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss first quarter 2007 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman, President and Chief Executive Officer Michael Hagan, Executive Vice President and Chief Marketing Officer Tom Connerty, and Executive Vice President and Chief Financial Officer James D. Brown. In the conference call the senior management team will refer to a brief slide presentation that will be available in the presentations page of the investor relations section of NutriSystem's website, www.nutrisystem.com. Interested parties may participate in the conference call by dialing 800-591-6945 (international: 617-614-4911) and entering access code 52455166, 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available through May 25, 2007, by dialing 888-286-8010 (international: 617-801-6888) and entering access code 62406521. A webcast of the conference call will also be available for one year under the investor information section of NutriSystem's website.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the second quarter of 2007 and the full year 2007, its expectations regarding its ability to continue its growth while maintaining costs, statements about momentum in its business and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Brandi Piacente Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: brandi@thepiacentegroup.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, ~~-----------------------------------------~~
	2007	2006

REVENUE	$ 238,360	$ 146,751

COSTS AND EXPENSES:
Cost of revenue	111,650	73,687
Marketing	51,712	26,935
General and administrative	14,419	10,424
Depreciation and amortization	969	526
Total costs and expenses	178,750	111,572
Operating income	59,610	35,179
INTEREST INCOME, net	977	579
Income before income taxes	60,587	35,758
INCOME TAXES	22,720	13,423
Net income	$ 37,867	$ 22,335

BASIC INCOME PER COMMON SHARE	$ 1.07	$ 0.63
DILUTED INCOME PER COMMON SHARE	$ 1.04	$ 0.60

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	35,364	35,697
Diluted	36,274	37,119

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands except share and per share amounts)
	March 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 15,173	$ 13,785
Marketable securities	54,086	68,469
Receivables	23,361	17,218
Inventories	57,145	72,366
Deferred income taxes	3,667	2,743
Other current assets	7,592	11,202
Total current assets	161,024	185,783

FIXED ASSETS, net	11,593	9,374
OTHER ASSETS	2,919	2,710
	$ 175,536	$ 197,867
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 35,384	$ 45,306
Accrued payroll and related benefits	3,140	1,371
Accrued income taxes	18,915	-
Other accrued expenses and current liabilities	8,607	5,057
Total current liabilities	66,046	51,734
NON-CURRENT LIABILITIES	753	831
Total liabilities	66,799	52,565

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 34,317,855 at March 31, 2007 and 35,918,506 at December 31, 2006)	34	35
Additional paid-in capital	100,603	103,468
Retained earnings	8,100	41,799
Total stockholders' equity	108,737	145,302
	$ 175,536	$ 197,867

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

Three Months Ended March 31, ~~-----------------------------------------~~
2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 37,867	$ 22,335
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	969	526
Share-based expense	802	1,888
Deferred tax (benefit) expense	(1,333)	3,571
Changes in operating assets and liabilities-
Accrued interest income	183	224
Receivables	(6,143)	(6,412)
Inventories	15,221	(5,758)
Other assets	3,915	(416)
Accounts payable	(9,922)	2,452
Accrued payroll and related benefits	1,769	710
Accrued income taxes	18,915	7,175
Other accrued expenses and liabilities	3,719	1,967
Net cash provided by operating activities	65,962	28,262
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(47,000)	(29,850)
Sales of marketable securities	61,200	3,400
Capital additions	(3,172)	(1,465)
Net cash provided by (used in) investing activities	11,028	(27,915)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	240	887
Tax benefit from stock option exercises	729	2,677
Payment on note payable	(150)	-
Repurchases and retirement of common stock	(76,421)	-
Net cash (used in) provided by financing activities	(75,602)	3,564
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,388	3,911
CASH AND CASH EQUIVALENTS, beginning of period	13,785	3,902
CASH AND CASH EQUIVALENTS, end of period	$ 15,173	$ 7,813